Exhibit 99.2

Halcón Resources Corporation

Unaudited Pro Forma Condensed Combined Financial Information

The following unaudited pro forma condensed combined financial information (the “Pro Forma Financial Information”) sets forth selected historical consolidated financial information for Halcón Resources Corporation (the “Company” or “Halcón”) and gives effect to the anticipated divestiture of the Company’s Williston Basin operated assets  (the “Williston Divestiture”) and the anticipated repurchase the Company’s 12.0% second lien notes and 50% of its 6.75% unsecured notes using the net proceeds resulting from the Williston Divestiture (the “Debt Repurchase”). The Williston Divestiture and Debt Repurchase were announced on July 11, 2017. The pro forma financial information also presents historical events that include the effects of fresh-start accounting adjustments resulting from emergence from reorganization under Chapter 11 and the HK TMS Divestiture (defined below). All pro forma events are described below in greater detail. The historical data provided for the year ended December 31, 2016 is derived from the audited annual consolidated financial statements included in Halcón’s Annual Report on Form 10-K for the year ended December 31, 2016, which was filed on March 1, 2017.  The historical data provided as of and for the three months ended March 31, 2017 is derived from the unaudited condensed consolidated financial statements included in Halcón’s Form 10-Q for the period ended March 31, 2017, which was filed on May 4, 2017.

The unaudited pro forma condensed combined statements of operations are presented for the fiscal year ended December 31, 2016 and for the three months ended March 31, 2017.  The unaudited pro forma condensed combined balance sheet is presented as of March 31, 2017. The pro forma financial information is provided for informational and illustrative purposes only and should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and related notes in Halcón’s Annual Report on Form 10-K for the year ended December 31, 2016 and Halcón’s Quarterly Report on Form 10-Q for the three months ended March 31, 2017. Additionally, refer to the Current Report on Form 8-K filed on October 5, 2016 for pro forma financial information presented in connection with the HK TMS Divestiture.

The pro forma adjustments, as described in the notes to the pro forma financial information, are based on currently available information. Management believes such adjustments are reasonable, factually supportable and directly attributable to the events and transactions described below. The unaudited pro forma condensed combined balance sheet reflects the impact of the Williston Divestiture and the Debt Repurchase as if they had been completed on March 31, 2017.  The unaudited pro forma condensed combined statements of operations gives effect to the Williston Divestiture, the Debt Repurchase, the fresh-start accounting adjustments arising from emergence from reorganization under Chapter 11, and the HK TMS Divestiture as if they had been completed on January 1, 2016, and only includes adjustments which have an ongoing impact. Note that because depletion is recalculated under full cost rules to give cumulative effect to all acquisitions and dispositions of evaluated oil and natural gas properties, the pro forma financial information presented herein may not be directly comparable to pro forma financial information giving effect only to earlier transactions.

The pro forma financial information does not purport to represent what the Company’s actual consolidated results of operations or financial position would have been had the events and transactions occurred on the dates assumed, nor is it necessarily indicative of the Company’s future financial condition or consolidated results of operations.

The Pro Forma Financial Information gives effect to the following:

•                  Williston Divestiture. Halcón entered into a purchase and sale agreement to sell its Williston Basin operated assets for $1.4 billion. The Williston Divestiture is subject to customary closing conditions and is expected to close in September 2017.  The purchase price is subject to adjustment for (i) proration of expenses, capital expenditures and revenues as of the effective time, (ii) title and environmental defects, and (iii) other purchase price adjustments customary in oil and natural gas purchase and sale agreements.

•                  Debt Repurchase. The Company will use a portion of the proceeds from the Williston Divestiture to repurchase the Company’s outstanding 12.0% second lien notes and 50% of the outstanding 6.75% unsecured notes.

•                  Fresh-Start Accounting.  Halcón adopted fresh-start accounting as of September 9, 2016, the effective date of its emergence from reorganization under Chapter 11, resulting in the Company becoming a new entity for financial reporting purposes. Upon the adoption of fresh-start accounting, Halcón’s assets and liabilities were recorded at their fair values as of the fresh-start reporting date and liabilities subject to compromise of the predecessor entity were either reinstated or forgiven as part of the reorganization through an exchange of equity or equity-linked instruments.

•                  HK TMS Divestiture.  On September 30, 2016 (“the Effective Time”), certain wholly owned subsidiaries (“the Sellers”) of Halcón executed an Assignment and Assumption Agreement with an affiliate of Apollo Global Management (the “Buyer”) pursuant to which the Sellers assigned to Buyer, as of the Effective Time, one hundred percent (100%) of the common shares (the “Membership Interests”) of HK TMS LLC (“HK TMS”), which transaction is referred to as the “HK TMS Divestiture.” In exchange for the assignment of the Membership Interests, the Buyer assumed all obligations relating to the Membership Interests of HK TMS from and after the Effective Time.

The preparation of the Pro Forma Financial Information is based on financial statements prepared in accordance with accounting principles generally accepted in the United States. These principles require the use of estimates that affect the reported amounts of assets, liabilities, revenues and expenses. Actual results could differ from those estimates.

Halcón Resources Corporation

Unaudited Pro Forma Condensed Combined Balance Sheet

	As of March 31, 2017
	(in thousands except share and per share data)
	Successor
	Consolidated Halcón Resources Historical	Williston Divestiture		Debt Repurchase		Halcón Resources Pro Forma
Current assets:
Cash	$62,157	$1,400,000	(1)	$(591,907	)(5)	$870,250
Accounts receivable	122,910	—		—		122,910
Receivables from derivative contracts	11,757	—		—		11,757
Prepaids and other	6,112	—		—		6,112
Total current assets	202,936	1,400,000		(591,907)		1,011,029
Oil and natural gas properties (full cost method):
Evaluated	1,226,499	(590,539	)(2)	—		635,960
Unevaluated	843,746	(269,803	)(2)	—		573,943
Gross oil and natural gas properties	2,070,245	(860,342)		—		1,209,903
Less - accumulated depletion	(497,250)	—		—		(497,250)
Net oil and natural gas properties	1,572,995	(860,342)		—		712,653
Other operating property and equipment:
Gas gathering and other operating assets	54,826	(12,109	)(2)	—		42,717
Less - accumulated depreciation	(1,883)	679	(2)	—		(1,204)
Net other operating property and equipment	52,943	(11,430)		—		41,513
Other noncurrent assets:
Receivables from derivative contracts	3,205	—		—		3,205
Funds in escrow and other	2,132	—		—		2,132
Total assets	$1,834,211	$528,228		$(591,907)		$1,770,532

Current liabilities:
Accounts payable and accrued liabilities	$160,594	$—		$—		$160,594
Liabilities from derivative contracts	1,578	—		—		1,578
Other	4,759	(4,485	)(3)	—		274
Total current liabilities	166,931	(4,485)		—		162,446
Long-term debt, net	940,572	—		(523,425	)(5)	417,147
Other noncurrent liabilities:
Liabilities from derivative contracts	167	—		—		167
Asset retirement obligations	26,530	(8,865	)(2)	—		17,665
Other	1,223	(1,223	)(3)	—		—
Commitments and contingencies
Stockholders’ equity:
Preferred stock: 1,000,000 shares of $0.0001 par value authorized	—	—		—		—
Common stock: 1,000,000,000 shares of $0.0001 par value authorized	9	—		—		9
Additional paid-in capital	989,411	—		—		989,411
Retained earnings (accumulated deficit)	(290,632)	542,801	(4)	(68,482	)(5)	183,687
Total stockholders’ equity	698,788	542,801		(68,482)		1,173,107
Total liabilities and stockholders’ equity	$1,834,211	$528,228		$(591,907)		$1,770,532

Halcón  Resources Corporation

Unaudited Pro Forma Condensed Combined Statement of Operations

	Three Months Ended March 31, 2017
	(in thousands except share and per share data)
	Successor
	Consolidated Halcón Resources Historical	Williston Divestiture		Debt Repurchase		Halcón Resources Pro Forma
Operating revenues	$135,598	$(100,580	)(6)	$—		$35,018

Operating expenses:
Production:
Lease operating	20,644	(13,604	)(7)	—		7,040
Workover and other	11,441	(11,274	)(7)	—		167
Taxes other than income	11,576	(9,068	)(7)	—		2,508
Gathering and other	11,942	(8,147	)(7)	—		3,795
Restructuring	755	—		—		755
General and administrative	20,849	—		—		20,849
Depletion, depreciation and accretion	32,886	(25,635	)(8)	—		7,251
(Gain) loss on sale of oil and natural gas properties	(231,190)	—		—		(231,190)
Total operating expenses	(121,097)	(67,728)		—		(188,825)
Income (loss) from operations	256,695	(32,852)		—		223,843
Other income (expenses):
Net gain (loss) on derivative contracts	26,398	—		—		26,398
Interest expense and other, net	(24,843)	—		17,307	(10)	(7,536)
Gain (loss) on extinguishment of debt	(56,898)	—		—		(56,898)
Total other income (expenses)	(55,343)	—		17,307		(38,036)
Income (loss) before income taxes	201,352	(32,852)		17,307		185,807
Income tax benefit (provision)	(12,000)	2,193	(9)	(3,461	)(11)	(13,268)
Net income (loss)	189,352	(30,659)		13,846		172,539
Non-cash preferred dividend	(801)	—		—		(801)
Net income (loss) available to common stockholders	$188,551	$(30,659)		$13,846		$171,738

Net income (loss) per share of common stock:
Basic	$2.07					$1.88
Diluted	$1.69					$1.54

Weighted average common shares outstanding:
Basic shares outstanding	91,274					91,274
Diluted shares outstanding	112,084					112,084

Halcón  Resources Corporation

Unaudited Pro Forma Condensed Combined Statement of Operations

	Period from	Period from
	January 1, 2016 through	September 10, 2016 through
	September 9, 2016	December 31, 2016	Year Ended December 31, 2016
	Predecessor	Successor	(in thousands, except per share data)
	Consolidated Halcón Resources Historical	Consolidated Halcón Resources Historical	Fresh-Start Accounting Adjustments		HK TMS, LLC Divestiture		Williston Divestiture		Debt Repurchase		Halcón Resources Pro Forma
Operating revenues	$266,843	$153,362	$—		$(5,754	)(16)	$(269,219	)(6)	$—		$145,232

Operating expenses:
Production:
Lease operating	50,032	22,382	—		(1,222	)(17)	(45,139	)(7)	—		26,053
Workover and other	22,507	10,510	—		(25	)(17)	(32,342	)(7)	—		650
Taxes other than income	24,453	12,364	—		(141	)(17)	(24,813	)(7)	—		11,863
Gathering and other	29,279	14,677	—		(7	)(17)	(24,723	)(7)	—		19,226
Restructuring	5,168	—	—		—		—		—		5,168
General and administrative	83,641	41,395	—		(90	)(17)	—		—		124,946
Depletion, depreciation and accretion	120,555	46,899	34,956	(12)	(4,539	)(18)	(132,080	)(8)	—		65,791
Full cost ceiling impairment	754,769	420,934	—		(83,941	)(18)	(842,529	)(8)	—		249,233
Other operating property and equipment impairment	28,056	—	—		—		—		—		28,056
Total operating expenses	1,118,460	569,161	34,956		(89,965)		(1,101,626)		—		530,986
Income (loss) from operations	(851,617)	(415,799)	(34,956)		84,211		832,407		—		(385,754)
Other income (expenses):
Net gain (loss) on derivative contracts	(17,998)	(27,740)	—		—		—		—		(45,738)
Interest expense and other, net	(122,249)	(28,861)	83,595	(13)	(5,476	)(19)	—		42,787	(10)	(30,204)
Reorganization items	913,722	(2,049)	(911,673	)(14)	—		—		—		—
Gain (loss) on extinguishment of debt	81,434	—	—		—		—		—		81,434
Total other income (expenses)	854,909	(58,650)	(828,078)		(5,476)		—		42,787		5,492
Income (loss) before income taxes	3,292	(474,449)	(863,034)		78,735		832,407		42,787		(380,262)
Income tax benefit (provision)	8,666	(4,744)	(16,719	)(15)	1,930	(20)	(32,518	)(9)	(8,557	)(11)	(51,942)
Net income (loss)	11,958	(479,193)	(879,753)		80,665		799,889		34,230		(432,204)
Series A preferred dividends	(8,847)	—	—		—		—		—		(8,847)
Preferred dividends and accretion on redeemable noncontrolling interest	(35,905)	(791)	—		36,696	(21)	—		—		—
Net income (loss) available to common stockholders	$(32,794)	$(479,984)		$(879,753)	$117,361		$799,889		$34,230		$(441,051)

Net income (loss) per share of common stock:
Basic & diluted	$(0.27)	$(5.26)									$(4.83)
Weighted average common shares outstanding:
Basic & diluted shares outstanding	120,513	91,228									91,228

Adjustments to the Unaudited Pro Forma Condensed Combined Financial Statements

Balance sheet adjustments

•                  Williston Divestiture

1.              Reflects the receipt of $1.4 billion gross proceeds from the disposition.

2.              Represents the removal of assets and asset retirement obligations attributable to the Williston Divestiture. The estimated reduction of evaluated oil and natural gas properties reflects the current anticipation of the Williston Divestiture meeting the requirements set forth in Regulation S-X rule 4-10(c)(6)(i) which necessitates the allocation of capitalized costs between the properties sold and properties retained. Unevaluated oil and natural gas properties, other operating assets and asset retirement obligations related to the Williston Divestiture are removed at net book value.

3.              Reflects the elimination of the intangible liability related to the Company’s active rig contract in the Williston Basin established upon emergence from Chapter 11 bankruptcy.

4.              Reflects the estimated gain on sale of oil and natural gas properties of $537.1 million and gain on elimination of the intangible liability of $5.7 million. Based upon the analysis conducted to-date, the Company anticipates the Williston Divestiture will exceed the relevant materiality considerations set forth in Regulation S-X rule 4-10(c)(6)(i) which necessitates the calculation of a gain (loss) for companies employing the full cost method of accounting. The Company has therefore prepared the pro forma condensed combined balance sheet assuming an estimated gain on disposition of $537.1 million. As these gains are directly attributable to the Williston Divestiture and are not expected to have a continuing impact on Company’s operations, they are reflected in retained earnings on the unaudited pro forma condensed consolidated balance sheet.

•                  Debt Repurchase

5.              Reflects a cash payment of $591.9 million for the redemption of $523.4 million of the Company’s outstanding 12.0% second lien notes and 50% of the outstanding 6.75% unsecured notes, resulting in a loss on the repurchase of debt of $68.5 million. The loss on repurchase of debt is reflected as an adjustment to retained earnings on the unaudited pro forma condensed consolidated balance sheet because the loss is not expected to have a continuing impact on the Company’s operations.

Statements of operations adjustments

•                  Williston Divestiture

6.              Reflects the elimination of oil and natural gas revenues as well as other operating revenue related to the Williston Divestiture properties.

7.              Reflects adjustments related to lease operating, workover and other, taxes other than income, and gathering and other expenses related to the Williston Divestiture properties.

8.              Reflects the elimination of estimated depletion, depreciation and accretion expense related to the Williston Divestiture properties. For the year ended December 31, 2016, reflects the elimination of the estimated full cost ceiling impairment related to the Williston Divestiture properties.

9.              For the three months ended March 31, 2017, reflects the income tax benefit of alternative minimum tax generated by the net decrease to taxable income due to the decrease to tax depreciation, depletion and amortization offset by the decrease to income from operations related to the Williston Divestiture properties. For the year ended December 31, 2016, reflects the additional income tax provision of alternative minimum tax generated by the net increase to taxable income due to the decrease to tax depreciation, depletion and amortization offset in part by the decrease to income from operations related to the Williston Divestiture properties.

•                  Debt Repurchase

10.       Reflects the elimination of interest expense related to the repurchase of all of the outstanding 12% second lien notes and 50% of the 6.75% unsecured notes outstanding as of March 31, 2017.

11.       Reflects the additional income tax provision of alternative minimum tax generated by the reduction of interest expense from the repurchase of outstanding debt.

•                  Fresh-Start Accounting Adjustments

12.       Represents the reduction in depletion, depreciation, and accretion expense following the fair value measurement as part of applying fresh-start accounting upon emergence from reorganization under Chapter 11. The Company calculated a fresh-start depletion rate using proved reserves and the actual production for 2016 as well as applied a weighted average useful life for depreciation of the Company’s other operating property and equipment. Accretion expense was calculated as if applied on a full year basis. The Company did not adjust any full cost ceiling impairments as a result of these adjustments.

13.       Reflects the elimination of $88.5 million of interest expense accrued on creditor notes forgiven as part of the plan of reorganization. This amount is offset by $4.9 million of amortization of the consent payment on the Company’s second lien notes and the fair value discount applied on such notes as part of fresh-start accounting.

14.       Represents the elimination of reorganization items that were directly attributable to the Chapter 11 reorganization.

15.       Reflects the additional income tax provision of alternative minimum tax generated by the reduction of interest expense from the above fresh-start accounting pro forma adjustments.

•                  HK TMS Divestiture

16.       Reflects the elimination of operating revenues of HK TMS, LLC.

17.       Reflects the elimination of operating and administrative expenses of HK TMS, LLC.

18.       Represents the elimination of depletion expense and the full cost ceiling impairments incurred by HK TMS, LLC on its oil and gas properties.

19.       Reflects the elimination of the HK TMS embedded derivative and the gain recorded from deconsolidation.

20.       Reflects the income tax benefit generated by a reduction in alternative minimum tax caused by reduced operating income in the HK TMS Divestiture pro forma adjustments.

21.       Reflects the elimination of the HK TMS preferred dividends to the Buyer and the accretion of the preferred shares to the required redemption value.